Exhibit 99.1

Lois A. Scott Elected to MBIA Inc.'s Board of Directors

PURCHASE, N.Y.--(BUSINESS WIRE)--November 2, 2015--MBIA Inc. (NYSE:MBI) (the Company) today announced that Lois A. Scott (54) was elected to the Company’s Board of Directors, where she will serve as a member of the Audit Committee. At the same time, Sean Carney, a General Partner of Warburg Pincus & Co., has retired from the MBIA Inc. Board.

Ms. Scott is President of Epoch Advisors LLC, a private financial services company that advises clients on strategic business issues. From May 2011 to May 2015, Ms. Scott served as the Chief Financial Officer for the City of Chicago, Illinois. As CFO, she had financial oversight of essential City services as well as O’Hare Airport, Midway Airport, the City’s public-private partnership contracts, water and wastewater systems serving over 5 million people, and City-issued debt. She also served as a Trustee for two pension plans covering City employees. From January 2003 to May 2011, Ms. Scott was Co-founder and President of Scott Balice Strategies, LLC, a financial advisory firm that assisted public sector, nonprofit and corporate clients with financial strategy, restructuring and bankruptcy services, capital market transactions, ratings management, cash flow forecasting and public-private partnerships.

MBIA Chairman of the Board Charles Rinehart said, “Sean’s commitment and contributions to the Board have been significant and well-valued. We are grateful for his support in helping MBIA to navigate through some very challenging times and circumstances.” Mr. Rinehart continued, “Lois’ 30 years of public finance experience as an issuer, underwriter and financial advisor is an ideal combination of experience for MBIA Inc.’s Board as we move forward. We are excited to be working with her and gaining insights from her perspective and experience.”

From 1997 to 1998, Ms. Scott served as a White House Fellow during President Clinton’s administration, where she advised on the financial crisis in Southeast Asia and export finance. She was also named Counselor to the Chairman and Chaired the management committee of the Export-Import Bank of the United States.

Prior to that, Ms. Scott was Manager of the Chicago Public Finance Office and Managing Director of BancAmerica Securities, Inc. She also held various financial positions at Donaldson, Lufkin & Jenrette Securities Corporation, including Principal; L.F. Rothschild & Company, Inc.; and First National Bank of Chicago. In 1997, she was co-founder of Women in Public Finance and in 2011, she co-founded the Municipal CFO Forum with the Harris School of Public Policy, University of Chicago.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing fiscal stress, the possibility that MBIA Corp. will have inadequate liquidity to pay expected claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Purchase, New York is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA's website at www.mbia.com.

CONTACT:
MBIA Inc.
Investor and Media Relations:
Greg Diamond, +1-914-765-3190